Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2000 relating to the supplemental consolidated financial statements, which appears in Item 8 in Centura Banks, Inc. Annual Report on Form 10-K for the year ended December 31, 1999.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Raleigh, North Carolina
May 11, 2000